ADVANTAGE ADVISERS, L.L.C.
                      ADVANTAGE ADVISERS MANAGEMENT, L.L.C.
                    ADVANTAGE ADVISERS MULTI-MANAGER, L.L.C.
              ADVANTAGE ADVISERS PRIVATE EQUITY MANAGEMENT, L.L.C.
                            TROON MANAGEMENT, L.L.C.
                      OPPENHEIMER CATALYST MANAGEMENT, L.P.


                      PROXY VOTING POLICIES AND PROCEDURES

INTRODUCTION

   CHAPTER 1 BOARD OF DIRECTORS
   VOTING ON DIRECTOR NOMINEES IN UNCONTESTED ELECTIONS                      5
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   CHAIRMAN & CEO ARE THE SAME PERSON                                        6
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   INDEPENDENCE OF DIRECTORS                                                 7
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   STOCK OWENERSHIP REQUEST                                                  8
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   CHARITABLE CONTRIBUTIONS                                                  9
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   DIRECTOR AND OFFICER INDEMNIFICATION  AND LIABILITY PROTECTION           10
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   VOTE RECOMMENDATION                                                      11
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   SIZE OF THE BOARD                                                        12
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   VOTING ON DIRECTOR NOMINEES IN CONTESTED ELECTIONS                       13
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   TERM OF OFFICE                                                           14
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   COMPENSATION DISCLOSURE                                                  15
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   CHAPTER 2 AUDITORS                                                       16
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   RATIFYING AUDITORS                                                       17
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   CHAPTER 3 TENDER OFFER DEFENSES                                          18
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   POISON PILLS                                                             19
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   GREENMAIL                                                                20
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   SUPERMAJORITY VOTE                                                       21
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   CHAPTER 4 MERGERS AND CORPORATE RESTRUCTURING                            22
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   CHANGING CORPORATE NAME                                                  23
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   REINCORPORATION                                                          24
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   CHAPTER 5 PROXY CONTEST DEFENSES                                         25
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   BOARD STRUCTURE: STAGGERED VS. ANNUAL ELECTIONS                          26
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   CUMULATIVE VOTING                                                        27
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   SHAREHOLDERS' ABILITY TO CALL SPECIAL MEETING                            28
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   SHAREHOLDERS' ABILITY TO ALTER SIZE OF THE BOARD                         29
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   CHAPTER 6 MISCELLANEOUS CORPORATE GOVERNANCE PROVISIONS                  30
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   CONFIDENTIAL VOTING                                                      31
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   SHAREHOLDER ADVISORY COMMITTEES                                          32
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   FOREIGN CORPORATE MATTERS                                                33
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   GOVERNMENT SERVICE LIST                                                  34
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   CHAPTER 7 SOCIAL AND ENVIRONMENTAL ISSUES                                35
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   ENERGY AND ENVIRONMENTAL ISSUES (CERES PRINCIPLES)                       36
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   NORTHERN IRELAND (MACBRIDE PRINCIPLES)                                   37
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   MAQUILADORA STANDARDS & INTERNATIONAL OPERATIONS AND POLICIES            38
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   EQUAL EMPLOYMENT OPPORTUNITY & DISCRIMINATION                            39
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   ANIMAL RIGHTS                                                            40
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   CHAPTER 8 CAPITAL STRUCTURE                                              41
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   COMMON STOCK AUTHORIZATION                                               42
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   BLANK CHECK PREFERRED STOCK                                              43
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   PREEMPTIVE RIGHTS                                                        44
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   STOCK DISTRIBUTION: SPLITS AND DIVIDENDS                                 45
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   REVERSE STOCK SPLITS                                                     46
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   ADJUSTMENTS TO PAR VALUE OF COMMON STOCK                                 47
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   DEBT RESTRUCTURING                                                       48
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2

   CHAPTER 9 EXECUTIVE AND DIRECTOR COMPENSATION                            49
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   DIRECTOR COMPENSATION                                                    50
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   SHAREHOLDER PROPOSAL TO LIMIT EXECUTIVE AND DIRECTOR PAY                 51
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   EMPLOYEE STOCK OWNERSHIP PLANS (ESOPS)                                   52
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   OPTIONS EXPENSING                                                        53
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   GOLDEN PARACHUTES                                                        54
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   PROPOSAL TO BAN GOLDEN PARACHUTES                                        55
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   OUTSIDE DIRECTORS' RETIREMENT COMPENSATION                               56
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   CHAPTER 10 STATE OF INCORPORATION                                        57
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   CONTROL SHARE ACQUISITION STATUTES                                       58
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   OPT-OUT OF STATE TAKEOVER STATUTES                                       59
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   CORPORATE RESTRUCTURING, SPIN-OFFS, ASSET SALES, LIQUIDATIONS            60
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   CHAPTER 11 CONFLICT OF INTEREST                                          61
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   CONFLICTS                                                                62
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   CONFLICTS CONT'D                                                         63
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   CHAPTER 12 CORPORATE GOVERNANCE COMMITTEE
   -----------------------------------------
   & PROXY MANAGERS                                                         64
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   CORPORATE GOVERNANCE COMMITTEE                                           65
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   PROXY MANAGERS                                                           66
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   CHAPTER 13 SPECIAL ISSUES WITH
   ------------------------------
   VOTING FOREIGN PROXIES                                                   67
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   SPECIAL ISSUES WITH VOTING FOREIGN PROXIES                               68
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   CHAPTER 14 RECORD KEEPING                                                69
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   RECORD KEEPING                                                           70
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3

                                  INTRODUCTION

Rule 206(4)-6 (the "Rule") adopted under the Investment Advisers Act of 1940, as amended (the "Advisers Act") requires all registered investment advisers that exercise voting discretion over securities held in client portfolios to adopt proxy voting policies and procedures.

Advantage Advisers, L.L.C., Advantage Advisers Management, L.L.C., Advantage Advisers Multi-Manager, L.L.C., Advantage Advisers Private Equity Management, L.L.C., Troon Management, L.L.C., and Oppenheimer Catalyst Management, L.P.(collectively, the "Advisers") are registered investment advisers under the Advisers Act and are therefore required to adopt proxy voting policies and procedures pursuant to the Rule.

The Advisers act as investment advisers, managers or general partners to registered and unregistered investment companies and managed accounts (collectively, the "Accounts"). When an Adviser has investment discretion over an Account's investment portfolio, then the Adviser votes proxies for the Account pursuant to the policies and procedures set forth herein.

Investment discretion for a number of the Advisers' Accounts is exercised by portfolio managers that are either non-managing members of limited partners of an Adviser, or act as portfolio managers or subadvisers pursuant to agreements with the Advisers and/or the Accounts (collectively, the "Portfolio Managers"). In all cases where Portfolio Managers exercise investment discretion over the Accounts, the Portfolio Managers vote proxies for the Accounts in accordance with the policies and procedures of the investment advisory firms with which the Portfolio Managers are affiliated.

Appendix A hereto sets forth the Accounts for which each Adviser is responsible, whether the Advisers' proxy policies or the proxy policies of the Portfolio Managers are applicable to the Account.

                           VOTING ON DIRECTOR NOMINEES
                            IN UNCONTESTED ELECTIONS

These proposals seek shareholder votes for persons who have been nominated by a corporation's board of directors to stand for election to serve as members of that board. No candidates are opposing these board nominees.

In each analysis of an uncontested election of directors you should review:
     a) Company performance
     b) Composition of the board and key board committees
     c) Attendance at board meetings
     d) Corporate governance provisions and takeover activity

We may also consider:
     a) Board decisions concerning executive compensation
     b) Number of other board seats held by the nominee
     c) Interlocking directorships


VOTE RECOMMENDATION
                                                     It is our policy to vote IN
                                                     FAVOR of the candidates
                                                     proposed by the board.

We will look carefully at each candidate's background contained in the proxy statement. In the absence of unusual circumstances suggesting a nominee is clearly not qualified to serve as a member of the board, we will vote with management.

CHAIRMAN AND CEO ARE THE SAME PERSON
------------------------------------


     Shareholders may propose that different persons hold the positions of the chairman and the CEO.

     We would evaluate these proposals on a case by case basis depending on the size of the company and performance of management.

INDEPENDENCE OF DIRECTORS
-------------------------

     Shareholders may request that the board be comprised of a majority of independent directors and that audit, compensation and nominating committees of the Board consists exclusively of independent directors. We believe that independent directors are important to corporate governance.


VOTE RECOMMENDATION
                                                     It is our policy to vote
                                                     FOR proposals requesting
                                                     that a majority of the
                                                     Board be independent and
                                                     that the audit,
                                                     compensation and nominating
                                                     committees of the board
                                                     include only independent
                                                     directors.

STOCK OWNERSHIP REQUIREMENTS
----------------------------

         Shareholders may propose that directors be required to own a minimum amount of company stock or that directors should be paid in company stock, not cash. This proposal is based on the view that directors will align themselves with the interest of shareholders if they are shareholders themselves. We believe that directors are required to exercise their fiduciary duty to the company and its shareholders whether or not they own shares in the company and should be allowed to invest in company stock based on their own personal considerations.

VOTE RECOMMENDATION

                                                     Vote AGAINST proposals that
                                                     require director stock
                                                     ownership

                            CHARITABLE CONTRIBUTIONS
                            ------------------------

         Charitable contributions by companies are generally useful for assisting worthwhile causes and for creating goodwill between the company and its community. Moreover, there may be certain long-term financial benefits to companies from certain charitable contributions generated from, for example, movies spent helping educational efforts in the firm's primary employment areas. Shareholders should not decide what the most worthwhile charities are.

VOTE RECOMMENDATION
                                                     (Shareholders Proposals)
                                                     Vote AGAINST proposals
                                                     regarding charitable
                                                     contribution.

         Shareholders have differing and equally sincere views as to which charities the company should contribute to, and the amount it should contribute. In the absence of bad faith, self-dealing, or gross negligence, management should determine which contributions are in the best interest of the company.

                      DIRECTOR AND OFFICER INDEMNIFICATION
                      ------------------------------------
                            AND LIABILITY PROTECTION
                            ------------------------

         These proposals typically provide for protection (or additional protection) which is to be afforded to the directors of a corporation in the form of indemnification by the corporation, insurance coverage or limitations upon their liability in connection with their responsibilities as directors.

         When a corporation indemnifies its directors and officers, it means the corporation promises to reimburse them for certain legal expenses, damages, and judgements incurred as a result of lawsuits relating to their corporate actions. The corporation becomes the insurer for its officers and directors.

VOTE RECOMMENDATION
                                                     Vote AGAINST proposals that
                                                     eliminate entirely director
                                                     and officers' liability for
                                                     monetary damages for
                                                     violating the duty of care.

                                                     Vote AGAINST
                                                     indemnification proposals
                                                     that would expand coverage
                                                     beyond just legal expenses
                                                     to acts, such as
                                                     negligence, that are more
                                                     serious violations of
                                                     fiduciary obligations than
                                                     mere carelessness.


                                                     Vote FOR only those
                                                     proposals providing such
                                                     expanded coverage in cases
                                                     when a director's or
                                                     officer's legal defense was
                                                     unsuccessful if: a) the
                                                     director was found to have
                                                     acted in good faith, and b)
                                                     only if the director's
                                                     legal expenses would be
                                                     covered.

         The following factors should be considered:

               1. The present environment in which directors operate provides substantial risk of claims or suits against against them in their individual capacities arising out of the discharge of their duties.

               2. Attracting and retaining the most qualified directors enhances shareholder value.

                            SIZE OF THE BOARD
                            -----------------

         Typically there are three reasons for changing the size of the board. The first reason may be to permit inclusion into the board of additional individuals who, by virtue of their ability and experience, would benefit the corporation. The second reason may be to reduce the size of the board due to expiration of terms, resignation of sitting directors or, thirdly, to accommodate the corporation's changing needs.

VOTE RECOMMENDATION
                                                     Vote FOR the board's
                                                     recommendation to increase
                                                     or decrease the size of the
                                                     board.

The following factors should be considered:

         1. These proposals may aim at reducing or increasing the influence of certain groups of individuals.

         2. This is an issue with which the board of directors is uniquely qualified to deal, since they have the most experience in sitting on a board and are up-to-date on the specific needs of the corporation.

VOTING ON DIRECTOR NOMINEES IN CONTESTED ELECTIONS
--------------------------------------------------

Votes in contested elections of directors are evaluated on a CASE-BY-CASE basis.

The following factors are considered:

         1.   management's track record
         2.   background to the proxy contest
         3.   Qualifications of director nominees

                                 TERM OF OFFICE
                                 --------------

This is a shareholder's proposal to limit the tenure of outside directors. This requirement may not be an appropriate one. It is an artificial imposition on the board, and may have the result of removing knowledgeable directors from the board.

VOTE RECOMMENDATION
                                                     Vote AGAINST shareholder
                                                     proposals to limit the
                                                     tenure of outside
                                                     directors.

The following factors should be considered:

         1. An experienced director should not be disqualified because he or she has served a certain number of years.

         2. The nominating committee is in the best position to judge the directors' terms in office due to their understanding of a corporation's needs and a director's abilities and experience.

         3. If shareholders are not satisfied with the job a director is doing, they can vote him/her off the board when the term is up.

                             COMPENSATION DISCLOSURE
                             -----------------------

These proposals seek shareholder approval of a request that the board of directors disclose the amount of compensation paid to officers and employees, in addition to the disclosure of such information in the proxy statement as required by the SEC regulations.


VOTE RECOMMENDATION
                                                     (shareholders policy) Vote
                                                     AGAINST these proposals
                                                     that require disclosure,
                                                     unless we have reason to
                                                     believe that mandated
                                                     disclosures are
                                                     insufficient to give an
                                                     accurate and meaningful
                                                     account of senior
                                                     management compensation.


The following factors should be considered:

         1. Federal securities laws require disclosure in corporate proxy statements of the compensation paid to corporate directors and officers.

         2. Employees other than executive officers and directors are typically not in policy-making roles where they have the ability to determine, in a significant way, the amount of their own compensation.

         3. The disclosure of compensation of lower-level officers and employees infringes upon their privacy and might create morale problems.

                                    CHAPTER 2

                                    AUDITORS

RATIFYING AUDITORS

Shareholders must make certain that auditors are responsibly examining the financial statements of a company, that their reports adequately express any legitimate financial concerns, and that the auditor is independent of the company it is serving.

VOTE RECOMMENDATION
                                                     Vote FOR proposal to ratify
                                                     auditors.

The following factors should be considered:

         1. Although lawsuits are sometimes filed against accounting firms, including those nationally recognized, these firms typically complete their assignments in a lawful and professional manner.

         2. Sometimes it may be appropriate for a corporation to change accounting firms, but the board of directors is in the best position to judge the advantages of any such change and any disagreements with former auditors must be fully disclosed to shareholders.

         3. If there is a reason to believe the independent auditor has rendered an opinion which is neither accurate nor indicative of the company's financial position, then in this case vote AGAINST ratification.

                                    CHAPTER 3

                              TENDER OFFER DEFENSES

                                  POISON PILLS
                                  ------------


Poison pills are corporate-sponsored financial devices that, when triggered by potential acquirers, do one or more of the following: a) dilute the acquirer's equity in the target company, b) dilute the acquirer's voting interests in the target company, or c) dilute the acquirer's equity holdings in the post-merger company. Generally, poison pills accomplish these tasks by issuing rights or warrants to shareholders that are essentially worthless unless triggered by a hostile acquisition attempt.

A poison pill should contain a redemption clause that would allow the board to redeem it even after a potential acquirer has surpassed the ownership threshold. Poison pills may be adopted by the board without shareholder approval. But shareholders must have the opportunity to ratify or reject them at least every two years.


VOTE RECOMMENDATION
                                                     Vote FOR shareholder
                                                     proposals asking that a
                                                     company submit its poison
                                                     pill for shareholder
                                                     ratification.

                                                     Vote on a CASE-BY-CASE
                                                     basis regarding shareholder
                                                     proposals to redeem a
                                                     company's poison pill.

                                                     Vote on a CASE-BY-CASE
                                                     basis regarding management
                                                     proposals to ratify a
                                                     poison pill.

                                    GREENMAIL
                                    ---------

Greenmail payments are targeted share repurchases by management of company stock from individuals or groups seeking control of the company. Since only the hostile party receives payment, usually at a substantial premium over the market, the practice discriminates against all other shareholders.

Greenmail payments usually expose the company to negative press and may result in lawsuits by shareholders. When a company's name is associated with such a practice, company customers may think twice about future purchases made at the expense of the shareholders.

VOTE RECOMMENDATION
                                                     Vote FOR proposals to adopt
                                                     anti-Greenmail or bylaw
                                                     amendments or otherwise
                                                     restrict a company's
                                                     ability to make Greenmail
                                                     payments

                                                     Vote on a CASE-BY-CASE
                                                     basis regarding
                                                     anti-Greenmail proposals
                                                     when they are bundled with
                                                     other charter or bylaw
                                                     amendments.

The following factors should be considered:

         1. While studies by the SEC and others show that Greenmail devalues the company's stock price, an argument can be made that a payment can enable the company to pursue plans that may provide long-term gains to the shareholders.

                               SUPERMAJORITY VOTE
                               ------------------

Supermajority provisions violate the principle that a simple majority of voting shares should be all that is necessary to effect change regarding a company and its corporate governance provisions. These proposals seek shareholder approval to exceed the normal level of shareholder participation and approval from a simple majority of the outstanding shares to a much higher percentage.


VOTE RECOMMENDATIONS
                                                     Vote AGAINST management
                                                     proposals to require a
                                                     Supermajority shareholder
                                                     vote to approve mergers and
                                                     other significant business
                                                     combinations.

                                                     Vote FOR shareholder
                                                     proposals to lower
                                                     Supermajority vote
                                                     requirements for mergers
                                                     and other significant
                                                     business combinations.

The following factors should be considered:

         1. Supermajority requirements ensure broad agreement on issues that may have a significant impact on the future of the company.

         2.    Supermajority vote may make action all but impossible.

         3. Supermajority requirements are counter to the principle of majority rule.

                                    CHAPTER 4

                                     MERGERS
                                       AND
                                    CORPORATE
                                  RESTRUCTURING

                             CHANGING CORPORATE NAME
                             -----------------------

This proposal seeks shareholder approval to change the corporation's name. It is probably better to vote for the proposed name change before management goes back to the drawing board and spends another small fortune attempting again to change the name.

VOTE RECOMMENDATION
                                                     Vote FOR changing the
                                                     corporate name.

The following factors should be considered:

         1.   A name of a corporation symbolizes its substance.

         2. There are many reasons a corporation may have for changing its name, including an intention to change the direction of the business or to have a contemporary corporate image.

         3. The board of directors is well-positioned to determine the best name for the corporation because, among other reasons, it usually seeks professional advice on such matters.

                                 REINCORPORATION
                                 ---------------

These proposals seek shareholder approval to change the state in which a company is incorporated. Sometimes this is done to accommodate the company's most active operations or headquarters. More often, however, the companies want to reincorporate in a state with more stringent anti-takeover provisions. Delaware's state laws, for instance, including liability and anti-takeover provisions, are more favorable to corporations.



VOTE RECOMMENDATION
                                                     Vote on a CASE-BY-CASE
                                                     basis, carefully reviewing
                                                     the new state's laws and
                                                     any significant changes the
                                                     company makes in its
                                                     charter and by-laws.

The following factors should be considered:

         1. The board is in the best position to determine the company's need to incorporate.

         2. Reincorporation may have considerable implications for shareholders, affecting a company's takeover defenses, its corporate structure or governance features.

         3. Reincorporation in a state with stronger anti-takeover laws may harm shareholder value.

                                    CHAPTER 5

                                      PROXY
                                     CONTEST
                                    DEFENSES

                 BOARD STRUCTURE: STAGGERED VS. ANNUAL ELECTIONS
                 -----------------------------------------------

A company that has classified, or staggered, board is one in which directors are typically divided into three classes, with each class serving three-year terms; each class's reelection occurs in different years. In contrast, all directors of an annually elected board serve one-year and the entire board stands for election each year.

Classifying the board makes it more difficult to change control of a company through a proxy contest involving election of directors. Because only a minority of the directors are elected each year, it will be more difficult to win control of the board in a single election.

VOTE RECOMMENDATIONS
                                                     Vote AGAINST proposals to
                                                     classify the board. Vote
                                                     FOR proposals to repeal
                                                     classified boards and to
                                                     elect all directors
                                                     annually.

The following factors should be considered:

         1. The annual election of directors provides an extra check on management's performance. A director who is doing a good job should not fear an annual review of his/her directorship.

                                CUMULATIVE VOTING
                                -----------------

Most companies provide that shareholders are entitled to cast one vote for each share owned, the so-called "one share, one vote" standard. This proposal seeks to allow each shareholder to cast votes in the election of directors proportionate to the number of directors times the number of shares owned by each shareholder for one nominee.

VOTE RECOMMENDATION
                                                     Vote AGAINST proposals that
                                                     permit cumulative voting.


The following factors should be considered:

         1. Cumulative voting would allow a minority owner to create an impact disproportionate to his/her holdings.

         2. Cumulative voting can be used to elect a director who would represent special interests and not those of the corporation and its shareholders.

         3.   Cumulative voting can allow a minority to have representation.

         4. Cumulative Voting can lead to a conflict within the board which could interfere with its ability to serve the shareholders' best interests.

                  SHAREHOLDERS' ABILITY TO CALL SPECIAL MEETING
                  ---------------------------------------------

Most state corporation statutes allow shareholders to call a special meeting when they want to take action on certain matters that arise between regularly scheduled annual meetings.

VOTE RECOMMENDATION
                                                     Vote AGAINST proposals to
                                                     restrict or prohibit
                                                     shareholder ability to call
                                                     special meetings.

                                                     Vote FOR proposals that
                                                     remove restrictions on the
                                                     right of shareholders to
                                                     act independently of
                                                     management.

                SHAREHOLDERS' ABILITY TO ALTER SIZE OF THE BOARD
                ------------------------------------------------

Proposals which would allow management to increase or decrease the size of the board at its own discretion are often used by companies as a takeover defense.

Shareholders should support management proposals to fix the size of the board at a specific number of directors, preventing management from increasing the size of the board without shareholder approval. By increasing the size of the board, management can make it more difficult for dissidents to gain control of the board.

VOTE RECOMMENDATIONS
                                                     Vote FOR proposal which
                                                     seek to fix the size of the
                                                     board.

                                                     Vote AGAINST proposals
                                                     which give management the
                                                     ability to alter the size
                                                     of the board without
                                                     shareholder approval.

                                    CHAPTER 6

                                  MISCELLANEOUS
                                    CORPORATE
                                   GOVERNANCE
                                   PROVISIONS

                               CONFIDENTIAL VOTING
                               -------------------

Confidential voting, also known as voting by secret ballot, is one of the key structural issues in the proxy system. All proxies, ballots, and voting tabulations that identify individual shareholders are kept confidential.

VOTE RECOMMENDATIONS
                                                     Vote FOR shareholder
                                                     proposals requesting that
                                                     corporations adopt
                                                     confidential voting.

                                                     Vote FOR management
                                                     proposals to adopt
                                                     confidential voting.

The following factors should be considered:

         1. Some shareholders elect to have the board not know how they voted on certain issues.

         2. Should the board be aware of how a shareholder voted, the board could attempt to influence the shareholder to change his/her vote, giving itself an advantage over those that do not have access to this information.

         3. Confidential voting is an important element of corporate democracy which should be available to the shareholder.

                         SHAREHOLDER ADVISORY COMMITTEES
                         -------------------------------

These proposals request that the corporation establish a shareholder advisory committee to review the board's performance. In some instances, it would have a budget funded by the corporation and would be composed of salaried committee members with authority to hire outside experts and to include reports in the annual proxy statement.

VOTE RECOMMENDATION
                                                     Vote AGAINST proposals to
                                                     establish a shareholder
                                                     advisory committee.

The following factors should be considered:

         1. Directors already have fiduciary responsibility to represent shareholders and are accountable to them by law, thus rendering shareholder advisory committees unnecessary.

         2. Adding another layer to the current corporate governance system would be expensive and unproductive.

                            FOREIGN CORPORATE MATTERS
                            -------------------------

These proposals are usually submitted by companies incorporated outside of the United States seeking shareholder approval for actions which are considered ordinary business and do not require shareholder approval in the United States (i.e., declaration of dividends, approval of financial statements, etc.).

VOTE RECOMMENDATION
                                                     Vote FOR proposals that
                                                     concern foreign companies
                                                     incorporated outside of the
                                                     United States.

The following factors should be considered:

         1. The laws and regulations of various countries differ widely as to those issues on which shareholder approval is needed, usually requiring consent for actions which are considered routine in the United States.

         2. The board of directors is well-positioned to determine whether or not these types of actions are in the best interest of the corporation's shareholders.

                             GOVERNMENT SERVICE LIST
                             -----------------------

This proposal requests that the board of directors prepare a list of employees or consultants to the company who have been employed by the government within a specified period of time and the substance of their involvement.

Solicitation of customers and negotiation of contractual or other business relationships is traditionally the responsibility of management. Compilation of such a list does not seem to serve a useful purpose, primarily because existing laws and regulations serve as a checklist on conflicts of interest.

VOTE RECOMMENDATION
                                                     Vote AGAINST these
                                                     proposals which a request a
                                                     list of employees having
                                                     been employed by the
                                                     government.

The following factors should be considered:

         1. For certain companies, employing individuals familiar with the regulatory agencies and procedures is essential and, therefore, is in the best interests of the shareholders.

         2. Existing laws and regulations require enough disclosure and serve as a check on conflicts of interest.

         3. Additional disclosure would be an unreasonable invasion of such individual's privacy.

                                    CHAPTER 7

                                     SOCIAL
                                       AND
                                  ENVIRONMENTAL
                                     ISSUES

                         ENERGY AND ENVIRONMENTAL ISSUES
                         -------------------------------
                               (CERES PRINCIPLES)
                               ------------------

CERES proposals ask management to sign or report on process toward compliance with ten principles committing the company to environmental stewardship. Principle 10 directs companies to fill out the CERES report. This report requires companies to disclose information about environmental policies, toxic emissions, hazardous waste management, workplace safety, energy use, and environmental audits.

VOTE RECOMMENDATION
                                                     Vote AGAINST proposals
                                                     requesting that companies
                                                     sign the CERES Principles.


The following factors should be considered:

         1. We do not believe a concrete business case is made for this proposal. In our opinion, the company will be best served by continuing to carry on its business as it did before the proposal was made.

                                NORTHERN IRELAND
                                ----------------
                              (MACBRIDE PRINCIPLES)
                              ---------------------

It is well documented that Northern Ireland's Catholic community faces much higher unemployment figures then the Protestant community. Most proposals ask companies to endorse or report on progress with respect to the MacBride Principles.

In evaluating a proposal to adopt the MacBride Principles, you must decide if the principles will cause the company to divest, and worsen unemployment problems.

VOTE RECOMMENDATION
                                                     REFRAIN from voting on
                                                     proposals that request
                                                     companies to adopt the
                                                     MacBride Principles.

The following factors should be considered:

         1. We believe that human and political rights are of the utmost importance for their own sake as well as for the enhancement of economic potential of a nation.

         2. We do not believe a concrete business case has been made for this proposal. We will refrain from making social or political statements by voting for these proposals. We will only vote on proposals that maximize the value of the issuers' status without regard to (i.e., we will not pass judgement upon) the non-economic considerations.

                            MAQUILADORA STANDARDS AND
                            -------------------------
                      INTERNATIONAL OPERATIONS AND POLICIES
                      -------------------------------------

Proposals in this area generally request companies to report on or to adopt certain principles regarding their operations in foreign countries.

The Maquiladora Standards are a set of guidelines that outline how U.S. companies should conduct operations in Maquiladora facilities just across the U.S.-Mexican border. These standards cover such topics as community development, environmental policies, health and safety policies, and fair employment practices.

VOTE RECOMMENDATION
                                                     ABSTAIN from providing a
                                                     vote recommendation on
                                                     proposals regarding the
                                                     Maquiladora Standards and
                                                     international operating
                                                     policies.

The following factors should be considered:

         1. We believe that human rights are of the utmost importance for their own sake as well as for the enhancement of economic potential of a nation.

         2. We do not believe that a concrete business case has been made for these proposals. We will refrain from making social statements by voting for these proposals. We will not only vote on proposals that maximize the value of the issuers' securities without regard to (i.e., we will not pass judgement upon) the non-economic considerations.

                          EQUAL EMPLOYMENT OPPORTUNITY
                          ----------------------------
                               AND DISCRIMINATION
                               ------------------

In regards to equal employment and discrimination, companies without comprehensive EEO programs will find it hard to recruit qualified employees and find them at a long-term competitive disadvantage. Companies who are not carefully watching their human resource practices could also face lawsuits.

VOTE RECOMMENDATION
                                                     REFRAIN from voting on any
                                                     proposals regarding equal
                                                     employment opportunities
                                                     and discrimination.

The following factors should be considered:

         1. We feel that the hiring and promotion of employees should be free from prohibited discriminatory practices. We also feel that many of these issues are already subject to significant state and federal regulations.

                                  ANIMAL RIGHTS
                                  -------------

A Corporation is requested to issue a report on its progress towards reducing reliance on animal tests for consumer product safety.



VOTE RECOMMENDATION
                                                     REFRAIN from making vote
                                                     recommendations on
                                                     proposals regarding animal
                                                     rights.


The following factors should be considered:

         1. Needless cruelty to animals should never be tolerated. However, the testing of products on animals may be very important to the health and safety of consumers.

         2. We also feel that this issue is already subject to significant state and federal regulation.

                                    CHAPTER 8

                                     CAPITAL
                                    STRUCTURE

                           COMMON STOCK AUTHORIZATION
                           --------------------------

The ability to increase the number of authorized shares could accommodate the sale of equity, stock splits, dividends, compensation-based plans, etc. The board can usually be trusted to use additional shares for capital-raising and other transactions that are in the corporation's best interests.

However, excessive escalation in the number of authorized shares may allow the board to radically change the corporation's direction without shareholder approval. Be careful to view that the increased number of shares will not enable the company to activate a poison pill.


VOTE RECOMMENDATION
                                                     Vote CASE-BY-CASE on
                                                     proposals increase the
                                                     number of shares of common
                                                     stock authorized for issue.

                                                     Vote AGAINST proposed
                                                     common share authorization
                                                     that increase existing
                                                     authorization by more then
                                                     100 percent unless a clear
                                                     need for the excess shares
                                                     is presented by the
                                                     company.

The following factors should be considered:

         1. Is this company going to make frequent business acquisitions over a period of time?

         2.   Is the company expanding its operations?

         3. Within the company, are there any debt structuring or prepackaged bankruptcy plans?

                           BLANK CHECK PREFERRED STOCK
                           ---------------------------

The terms of blank check preferred stock give the board of directors the power to issue shares of preferred stock at their discretion, with voting, conversion, distribution and other rights to be determined by the board at the time of the issue.

Blank check preferred stock can provide corporations with the flexibility to meet changing financial conditions. However, once the blank check preferred stock has been authorized, the shareholders have no further power over how or when it will be allocated.

VOTE RECOMMENDATION
                                                     Vote AGAINST proposals
                                                     authorizing the creation of
                                                     new classes of preferred
                                                     stock with unspecified
                                                     voting, conversion,
                                                     dividend distribution, and
                                                     other rights.

The following factors should be considered:

         1. Blank check preferred stock can be used as the vehicle for a poison pill defense against hostile suitors, or it may be placed in friendly hands to help block a takeover bid.

                                PREEMPTIVE RIGHTS
                                -----------------

These proposals request that the corporation provide existing shareholders with an opportunity to acquire additional shares in proportion to their existing holdings whenever new shares are issued. In companies with a large shareholder base and ease in which shareholders could preserve their relative interest through purchases of shares on the open market, the cost of implementing preemptive rights does not seem justifiable in relation to the benefits.

VOTE RECOMMENDATION

                                                     Vote AGAINST proposals
                                                     seeking preemptive rights.

The following factors should be considered:

         1. The existence of preemptive rights can considerably slow down the process of issuing new shares due to the logistics involved in protecting such rights.

         2. Preemptive rights are not necessary for the shareholder in today's corporations, whose stock is held by a wide range of owners and is, in most cases, highly liquid.

STOCK DISTRIBUTIONS:  SPLITS AND DIVIDENDS
--------------------  --------------------

STOCK SPLITS
------------
The corporation requests authorization for a stock split.

VOTE RECOMMENDATION
                                                     Vote FOR management
                                                     proposal to authorize stock
                                                     splits unless the split
                                                     will result in an increase
                                                     of authorized but unissued
                                                     shares of more than 100%
                                                     after giving effect to the
                                                     shares needed for the
                                                     split.

REVERSE STOCK SPLITS
--------------------

VOTE RECOMMENDATION
                                                     Vote FOR management
                                                     proposal to authorize
                                                     reverse stock split unless
                                                     the reverse stock split
                                                     results in an increase of
                                                     authorized but unissued
                                                     shares of more than 100%
                                                     after giving effect to the
                                                     shares needed for the
                                                     reverse split.

                    ADJUSTMENTS TO PAR VALUE OF COMMON STOCK

The purpose of par value stock is to establish the maximum responsibility of stockholder in the event that a corporation becomes insolvent. It represents the maximum amount that a shareholder must pay the corporation if the stock is to be fully paid when issued.

The corporation requests permission to reduce the par value of its stock. In most cases, adjusting par value is a routine financing decision and should be supported.

VOTE RECOMMENDATION

                                                     Vote FOR management
                                                     proposals to reduce the par
                                                     value of common stock.

The following factors should be considered:

         1. State laws sometimes prohibit issuance of new stock priced below that of the outstanding shares.

         2. A corporation may be unable to raise capital if the par value is overstated.

DEBT RESTRUCTURINGS

The corporation may propose to increase common and/or preferred shares and to issue shares as part of a debt restructuring plan.

VOTE RECOMMENDATION
                                                     It is our policy to vote
                                                     CASE-BY-CASE on debt
                                                     restructuring

The following factors should be considered:

         1. Dilution - How much will ownership interest of existing shareholders be reduced and how extreme will dilution to future earnings be?

         2. Change in Control - Will the transaction result in a change of control of the company?

         3. Bankruptcy - Is the threat of bankruptcy, which would result in severe losses in shareholder value, the main factor driving the debt restructuring?

                                    CHAPTER 9

                                    EXECUTIVE
                                       AND
                                    DIRECTOR
                                  COMPENSATION

                              DIRECTOR COMPENSATION
                              ---------------------

Directors represent shareholders and are responsible for protecting shareholder interests. Companies state in the proxy material that they pay directors well in order to attract the most qualified candidates. All compensation packages for any executive, director or employee should include a pay-for-performance component.

VOTE RECOMMENDATION

                                                     Vote on a CASE-BY-CASE
                                                     basis for director
                                                     compensation.

The following factors should be considered:

         1. As directors take an increasingly active role in corporate decision-making and governance, their compensation is becoming more performance-based.

            SHAREHOLDER PROPOSAL TO LIMIT EXECUTIVE AND DIRECTOR PAY
            --------------------------------------------------------

Shareholder compensation proposals that set limits or reduce executive compensation should be closely scrutinized. Many of these proposals may be flawed in their emphasis on an absolute dollar figure in compensation.


VOTE RECOMMENDATION
                                                     Vote on a CASE-BY-CASE
                                                     basis


The following factors should be considered:

         1. Executive compensation is established by a committee that consists of independent directors who have fiduciary responsibility to act in the best interest of the shareholders and who are best placed to make compensation decisions.

                     EMPLOYEE STOCK OWNERSHIP PLANS (ESOPS)
                     --------------------------------------

These proposals ask for stockholder endorsement of compensation plans for key employees which involve the issuance of company shares by granting of stock options, SARs, restricted stock, etc. These plans help attract and retain best-qualified corporate personnel and tie their interests more closely to those of the shareholders.

VOTE RECOMMENDATION
                                                     Vote FOR proposals to adopt
                                                     share-based compensation
                                                     plans when the following
                                                     items are involved:

         1. The exercise price for stock options is less than 85% of fair market value on the date of the grant.

         2. It is an omnibus stock plan which gives directors broad discretion in deciding how much and what kind of stock to award, when and to whom.

         3. The shares for issue exceed 8% of the company's outstanding shares; or, in the case of the evergreen plans, the amount of increase exceeds 1.5% of the total number of shares outstanding.

                                                     Vote AGAINST proposals
                                                     adopting share based
                                                     compensation plans when the
                                                     following items are
                                                     involved:

         1.   Re-load options (new options issued for any exercised).

         2. The plan would allow for management to pyramid their holdings by using stock to purchase more stock, without having to lay out cash. Vote YES if this is for directors.

                                OPTIONS EXPENSING
                                -----------------

Shareholder proposal to expense options.

VOTE RECOMMENDATION
                                                     It is our policy to vote
                                                     FOR proposals to expense
                                                     options

                                GOLDEN PARACHUTES
                                -----------------

Golden parachutes are designed to protect the employees of a corporation in the event of a change in control. The change in control agreement will specify the exact payments to be made under the golden parachutes. The calculation for payout is usually based on some multiple of an employee's annual or monthly compensation. Golden parachutes are generally given to employees whose annual compensation exceeds $112,000.

Recent experience has shown a willingness of many managements to treat severance agreements as equal to equity investments and to reward themselves as if substantial amounts of equity were at risk.


VOTE RECOMMENDATION
                                                     Vote FOR proposals which
                                                     seek to limit additional
                                                     compensation payments.

                                                     Vote FOR shareholder
                                                     proposals to have golden
                                                     parachutes submitted for
                                                     shareholder ratification.


The following factors should be considered:

         1. The stability of management may be affected by an attempted acquisition of the corporation.

         2. There is a tendency on the part of an entrenched management to overstate the value of their continuing control of and influence on the day-to-day functions of a corporation.

                        PROPOSAL TO BAN GOLDEN PARACHUTES
                        ---------------------------------

Based on the foregoing information:

VOTE RECOMMENDATION
                                                     We are FOR this proposal,
                                                     which essentially bans
                                                     golden parachutes, because
                                                     we feel management's
                                                     compensation should be
                                                     solely based on real-time
                                                     contributions to the
                                                     corporation while they are
                                                     serving it. Deferred
                                                     current compensation is
                                                     viewed differently than
                                                     future, contingent
                                                     compensation for current
                                                     services.

                   OUTSIDE DIRECTORS' RETIREMENT COMPENSATION
                   ------------------------------------------

We believe that directors should only be compensated while serving the company.

VOTE RECOMMENDATIONS
                                                     Vote AGAINST proposals
                                                     establishing outside
                                                     directors' retirement
                                                     compensation. Vote FOR
                                                     proposals that revoke
                                                     outside directors'
                                                     retirement compensation.

                                   CHAPTER 10

                                      STATE
                                       OF
                                  INCORPORATION

                       CONTROL SHARE ACQUISITION STATUTES
                       ----------------------------------

These proposals suggest that the board of directors solicit shareholder approval before committing acquisitions or divestiture of a business exceeding stipulated threshold levels. Such statutes function by denying shares their voting rights when they contribute to ownership in excess of certain thresholds.

VOTE RECOMMENDATION
                                                     Vote AGAINST proposals
                                                     which request the board to
                                                     seek shareholder approval
                                                     before committing to an
                                                     acquisition.

The following factors should be considered:

         1. These proposals deprive the board of directors of its ability to act quickly in propitious circumstances.

         2.   Conforming to these requirements can be expensive.

         3. The board of directors is uniquely qualified and positioned to be able to make these decisions without prior shareholder approval.

         4. The threshold levels usually imposed by these proposals are much more stringent than required by law.

                       OPT-OUT OF STATE TAKEOVER STATUTES
                       ----------------------------------

These proposals seek shareholder approval to opt-out (not be governed by) certain provisions of the anti-takeover laws of various states. Delaware law, for instance, dictates that a bidder has to acquire at least 85% of a company's stock before exercising control, unless he or she has board approval. This means that a company may thwart an otherwise successful bidder by securing 15% of its stock in friendly hands.


VOTE RECOMMENDATION
                                                     Vote on a CASE-BY-CASE
                                                     basis for these proposals.

The following factors should be considered:

         1. It is the directors' responsibility to act on behalf of the shareholders in opposing coercive takeover attempts.

         2. Creating deterrents to corporate takeovers may allow for entrenchment of inefficient management.

         3. These statutes strengthen the board's ability to deal with potential buyers on fair and reasonable terms.

         4. Shareholders should have the final say on whether the company should be merged or acquired.

          CORPORATE RESTRUCTURING, SPIN-OFFS ASSET SALES, LIQUIDATIONS
          ------------------------------------------------------------

Votes on corporate restructuring, spin-offs, asset sales and liquidations are evaluated on a CASE BY CASE basis.

                                   CHAPTER 11

                                    CONFLICTS
                                       OF
                                    INTEREST

 CONFLICTS
 ---------

From time to time, proxy voting proposals may raise conflicts between the interests of the Advisers' clients and the interests of the Advisers, their affiliates and their employees. Conflicts of interest may arise when:

         1. Proxy votes regarding non-routine matters are solicited by an issuer that may have a separate account relationship with an affiliate of an Adviser or an investment banking relationship with Oppenheimer & Co. Inc., an affiliate of the Advisers.

         2. A proponent of a proxy proposal has a business relationship with an Adviser or one of its affiliates or an Adviser or one of its affiliates has a business relationship with participants in proxy contests, corporate directors or director candidates.

         3. An employee of an Adviser has a personal interest in the outcome of a particular matter before shareholders.

If an Adviser receives a proxy that to the knowledge of the Proxy Manager raises a conflict of interest, the Proxy Manager shall advise the Governance Committee which shall determine whether the conflict is "material" to any specific proposal involved in the proxy. The Governance Committee will determine whether the proposal is material as follows:

         1. Routine proxy proposals are presumed not to involve a material conflict of interest.

         2. Non-routine proxy proposals-Proxy proposals that are "non-routine" will be presumed to involve a material conflict of interest unless the Governance Committee determines that the conflict is unrelated to the proposal. Non-routine proposals would include a merger, compensation matters for management and contested elections of directors.

CONFLICTS CONT'D

         3. The Governance Committee may determine on a case by case basis that particular non-routine proposals do not involve a material conflict of interest because the proposal is not directly related to an Adviser's conflict vis-a-vis the issue. The Governance Committee will record the basis for any such determination. With respect to any proposal that the Governance Committee determines presents a material conflict of interest, an Adviser may vote regarding that proposal in any of the following ways:

         a)   Obtain instructions from the client on how to vote.
         b) Use existing proxy guidelines if the policy with respect to the proposal is specifically addressed and does not involve a case by case analysis.
         c) Vote the proposal that involves the conflict according to the recommendations of an independent third party, including, but not limited to, Institutional Share Services Inc. or Investor Responsibility Research Center.

                                   CHAPTER 12

                              GOVERNANCE COMMITTEE
                                       AND
                                 PROXY MANAGERS

 GOVERNANCE COMMITTEE
 --------------------

The Governance Committee is responsible for the maintenance of the Proxy Voting Policies and Procedures and will determine whether any conflict between the interest of clients and an Adviser in voting proxies is material. The Governance Committee includes the following: (1) Managing Director, OAM Alternative Investments Group (2) Chief Compliance Officer and (3) Chief Legal Officer.

PROXY MANAGERS
--------------

The Proxy Manager for the Advisers is the director of OAM's Hedge Fund Due Diligence Committee. The Proxy Manager will determine how votes will be cast on proposals that are evaluated on a case-by case basis.

                                   CHAPTER 13

                           SPECIAL ISSUES WITH VOTING
                                 FOREIGN PROXIES

SPECIAL ISSUES WITH VOTING FOREIGN PROXIES
------------------------------------------


    Voting proxies with respect to shares of foreign stock may involve significantly greater effort and corresponding cost than voting proxies in the U.S domestic market. Issues in voting foreign proxies include the following:

         1. Each country has its own rules and practices regarding shareholder notification, voting restrictions, registration conditions and share blocking.

         2. In some foreign countries shares may be "blocked" by custodian or depository or bearer shares deposited with specific financial institutions for a certain number of days before or after the shareholders meeting. When blocked, shares typically may not be traded until the day after the blocking period. The Advisers may refrain from voting shares of foreign stocks subject to blocking restrictions where in an Adviser's judgment, the benefit from voting the shares is outweighed by the interest in maintaining client liquidity in the shares. This decision is made on a case by case basis based on relevant factors including the length of the blocking period, the significance of the holding and whether the stock is considered a long-term holding.


         3. Time frames between shareholder notification, distribution of proxy materials, book closures and the actual meeting date may be too short to allow timely action.

         4. In certain countries, applicable regulations require that votes must be made in person at the shareholder meeting. The Advisers will weigh the costs and benefits of voting on proxy proposals in such countries on a case by case basis and make decisions on whether voting on a given proxy proposal is prudent. Generally, the Advisers will not vote shares in any such markets on routine matters such as uncontested elections of directors, ratification of auditors, etc.

                                   CHAPTER 14

                                 RECORD KEEPING

RECORD KEEPING
--------------

The Advisers will maintain the following records:

         1.   Copies of these policies

         2. A copy of each proxy statement that an Adviser receives regarding client securities. An Adviser may satisfy this requirement by relying on a third party to keep copies of proxy statements provided that the Adviser has an undertaking from the third party to provide a copy of the proxy statement promptly upon request.

         3. A record of each vote cast on behalf of a client. A third party may keep these voting records provided that the Adviser has an undertaking from the third party to provide a copy of the record promptly upon request.

         4. A copy of any document created by an Adviser that was material to making a decision on how to vote proxies or that memorializes the basis for that decision.

         5. A copy of each written client request for information on how the Advisers voted proxies on behalf of the client and a copy of written response by an Adviser to any client request for information on how the Adviser voted proxies on behalf of the client.

The above records shall be maintained for five years from the end of the fiscal year during which the last entry was made on such record, the first two years in an appropriate office of the Advisers.

APPENDIX A

------------------------------------- ----------------------------------- -----------------------------------
ADVISOR                               CLIENT                              POLICY
------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------
ADVANTAGE ADVISERS                    ADVANTAGE ADVISERS TECHNOLOGY       Alkeon proxy policy, attached
MANAGEMENT, L.L.C.                    PARTNERS, L.L.C.  Alkeon Capital    hereto as Exhibit A, is
                                      Management, L.L.C. ("Alkeon")       applicable.
                                      acts as portfolio manager.
------------------------------------- ----------------------------------- -----------------------------------
                                      ADVANTAGE ADVISERS STRATIGOS        Alkeon proxy policy is applicable.
                                      FUND, L.L.C.   Alkeon acts as
                                      portfolio manager.
------------------------------------- ----------------------------------- -----------------------------------
                                      ADVANTAGE ADVISERS XANTHUS FUND,    Alkeon proxy policy is applicable.
                                      L.L.C.   Alkeon acts as portfolio
                                      manager.
------------------------------------- ----------------------------------- -----------------------------------
                                      ADVANTAGE ADVISERS AUGUSTA FUND,    Eden proxy policy, attached
                                      L.L.C.   Eden Capital Management    hereto as Exhibit B,  is
                                      Partners, L.P. ("Eden") acts as     applicable.
                                      portfolio manager.
------------------------------------- ----------------------------------- -----------------------------------
                                      ADVANTAGE ADVISERS WYNSTONE FUND,   KBW proxy policy, attached hereto
                                      L.L.C.  KBW Asset Management Inc.   as Exhibit C, is applicable.
                                      ("KBW") acts as portfolio manager.
------------------------------------- ----------------------------------- -----------------------------------
                                      ADVANTAGE ADVISERS WHISTLER FUND,   This policy is applicable.
                                      L.L.C. is a registered fund of
                                      funds.
------------------------------------- ----------------------------------- -----------------------------------
                                      Mercantile Long-Short Manager       This policy is applicable.
                                      Fund, L.L.C. Advantage Advisers
                                      Management, L.L.C. acts as
                                      subadvisor to this fund.
------------------------------------- ----------------------------------- -----------------------------------
ADVANTAGE ADVISERS MULTI-MANAGER,     ADVANTAGE ADVISERS CATALYST         Ridgecrest proxy policy, attached
L.L.C.                                INTERNATIONAL, LTD.  Ridgecrest     hereto as Exhibit D, is
                                      Investment Management, LLC          applicable.
                                      ("Ridgecrest") acts as portfolio
                                      manager.
------------------------------------- ----------------------------------- -----------------------------------
                                      ADVANTAGE ADVISERS TECHNOLOGY       Alkeon  proxy policy is
                                      INTERNATIONAL, LTD.  Alkeon acts    applicable.
                                      as portfolio manager.
------------------------------------- ----------------------------------- -----------------------------------
                                      ADVANTAGE ADVISERS SAWGRASS         This policy is applicable.
                                      INTERNATIONAL, LTD.
------------------------------------- ----------------------------------- -----------------------------------
                                      ADVANTAGE ADVISERS WHISTLER         This policy is applicable.
                                      INTERNATIONAL, LTD. is a fund of
                                      funds.
------------------------------------- ----------------------------------- -----------------------------------
ADVANTAGE ADVISERS, L.L.C.            ADVANTAGE ADVISERS MULTI-SECTOR     KBW, Alkeon and Kilkenny proxy
                                      FUND I.  KBW, Alkeon and Kilkenny   policies, the latter attached
                                      Capital Management, L.L.C.          hereto as Exhibit F, are
                                      ("Kilkenny")                        applicable.
------------------------------------- ----------------------------------- -----------------------------------

71

------------------------------------- ----------------------------------- -----------------------------------
ADVANTAGE ADVISERS PRIVATE EQUITY     General partner to ADVANTAGE        This policy is applicable.
MANAGEMENT, L.L.C.                    ADVISERS PRIVATE EQUITY PARTNERS,
                                      L.P. ("COPEP")
------------------------------------- ----------------------------------- -----------------------------------
TROON MANAGEMENT, L.L.C.              ADVANTAGE ADVISERS TROON FUND,      MAMC proxy policy is  applicable.
                                      L.L.C. MAMC acts as portfolio
                                      manager.
------------------------------------- ----------------------------------- -----------------------------------
OPPENHEIMER CATALYST MANAGEMENT L.P.  General Partner and investment      Ridgecrest proxy policy is
                                      adviser to ADVANTAGE ADVISERS       applicable.
                                      CATALYST PARTNERS, L.P.
                                      Ridgecrest acts as portfolio
                                      manager.
------------------------------------- ----------------------------------- -----------------------------------





72